Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon H. Link and Kai P. Larson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard P. Shaykin	Chairman of the Board and Chief	July 20, 2005
Leonard P. Shaykin	Executive Officer (Principal
Executive Officer)

/s/ Patricia A. Pilia	Executive Vice President and	July 20, 2005
Patricia A. Pilia, Ph.D.	Director

/s/ Gordon H. Link Jr.	Senior Vice President and Chief	July 20, 2005
Gordon H. Link Jr.	Financial Officer (Principal
Financial Officer)

/s/ Bruce W. Fiedler	Vice President, Corporate	August 30, 2005
Bruce W. Fiedler	Controller (Principal Accounting
Officer)

/s/ Stephen K. Carter	Director	July 20, 2005
Stephen K. Carter, M.D.

/s/ George M. Gould	Director	July 20, 2005
George M. Gould

/s/ Arthur H. Hayes, Jr.	Director	August 26, 2005
Arthur H. Hayes, Jr., M.D.

/s/ Elliot M. Maza	Director	July 20, 2005
Elliot M. Maza

/s/ Richard N. Perle	Director	July 30, 2005
Richard N. Perle

/s/ Robert E. Pollack	Director	July 20, 2005
Robert E. Pollack, Ph.D.